Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50369, No. 333-52018, and No. 333-85842) of Crown
Cork & Seal, Inc. of our report dated June 21, 2002 relating to the financial statements of Crown Cork & Seal Company, Inc. Retirement Thrift Plan, which appears in this Form 11-K.





/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 24, 2002